Exhibit 99.1

      Collectors Universe Reports Second-Quarter 2004 Financial Results;
                    Announces Exit From Commerce Business

    Company to Focus on Grading and Authentication Business That Delivered
       Double-Digit Revenue and Net Income Growth in the Second Quarter

    NEWPORT BEACH, Calif., Feb. 18 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), the leading provider of value-added grading and authentication services and products to dealers and collectors of high-end collectibles, today announced financial results for the second quarter and first six months of fiscal 2004 ended December 31, 2003. The Company also announced that it has decided to exit the commerce segment of its business, comprised of collectible auction and sales businesses, in order to reposition the Company to focus strictly on the grading and authentication businesses and on growth opportunities in the services segment of the collectibles markets.
    As a result of this decision, the businesses that comprise its commerce segment -- Bowers and Merena, Superior Sports Auctions, Kingswood Coin Auctions, Odyssey Publications, Lyn Knight Currency Auctions and DHRC, have been classified as held for sale and the related operating results have been classified as discontinued operations; while the Company's grading and authentication businesses -- PCGS, PSA, PSA-DNA and PSE -- comprise its continuing operations.

    Fiscal Second-Quarter Results
    Income from continuing operations (before the cumulative effect of change in accounting principle) increased to $304,000, or $0.05 per diluted share, in the second quarter of fiscal 2004 from $130,000, or $0.02 per diluted share, in the same quarter of fiscal 2003. However, discontinued operations suffered a loss of $782,000, or $0.13 per diluted share in the second quarter of 2004, compared to a loss of $579,000, or $0.09 per diluted share, in the second quarter of 2003. As a result, Collectors Universe reported a second-quarter net loss of $478,000, or $0.08 per diluted share, compared with a net loss of $449,000, or $0.07 per diluted share, in the second quarter of fiscal 2003.

    Fiscal Second-Quarter Results from Continuing Operations
    Net revenues from continuing operations increased by 40% to $5.8 million in the second quarter of the current fiscal year from $4.1 million in the corresponding period last year. Driving the year-over-year top-line growth was a 20% increase in total collectible units graded to 525,000 units compared with 438,000 units for the fiscal 2003 period. The balance of the revenue increase was primarily due to a shift in the mix of items graded to a higher proportion of coins, which carry a higher average grading fee, as compared to sportscards. The Company has been aggressively pursuing opportunities in the rare coin market, and noted that demand for this service has continued to be robust during the first half of the fiscal third quarter. Gross profit from continuing operations increased 49% from $2.4 million in the year-ago quarter to $3.6 million this year, while gross profit margin grew from 59% to 63%.
The previously mentioned revenue mix shift boosted gross margin, as did the increase in net revenues, which drove down the fixed element of cost of sales as a percent of total net revenues and accelerated margin leverage.
    The Company continued to demonstrate progress in improving operating efficiency. Selling, general and administrative expenses (SG&A) increased 8% to $3.2 million in the 2004 fiscal quarter from $2.9 million in the corresponding prior-year period, however, as a percent of net revenues, SG&A declined to 55% from 71%, in the same quarter last year.

    Six-Month Results
    Income from continuing operations (before the cumulative effect of change in accounting principle) increased to $688,000, or $0.11 per diluted share, in the six months ended December 31, 2003, from $303,000, or $0.05 per diluted share, in the corresponding six-month period of the prior year. However, discontinued operations (before the cumulative effect of change in accounting principle) incurred a loss of $735,000, or $0.12 per diluted share, in the six months ended December 31, 2004. As a result, the Company incurred a net loss for the first six months of fiscal 2004 of $47,000, or $0.01 per diluted share.
    In the six months ended December 31, 2002, the Company incurred a net loss of $9.1 million, or $1.48 per diluted share. These results include a non-cash goodwill impairment charge of $56,000, or $0.01 per diluted share, in continuing operations recorded as the cumulative effect of a change in accounting principle and a loss from discontinued operations of $9.4 million, or $1.52 per diluted share, which included a non-cash goodwill impairment charge of $8.9 million, or $1.44 per share.

    Six-Month Results from Continuing Operations
    Net revenues from continuing operations increased 28% to $11.8 million in the first six months of fiscal 2004 from $9.2 million a year ago. This increase resulted from 9% growth in total collectibles units graded to 1,063,000 units this year from 979,000 last year. A shift in the mix of items graded to a higher proportion of coins accounted for the balance of the revenue increase.
    Gross profit from continuing operations increased 30% to $7.4 million in the six months ended December 31, 2003, from $5.7 million in the corresponding six-month period last year, reflecting the increase in grading and authentication service revenues. The gross profit margin rose modestly from 62% to 63% as the growth in revenues drove down the fixed elements in cost of sales as a percent of total revenues. SG&A increased 7% to $6.3 million in the 2004 fiscal period from $5.9 million in the corresponding prior-year period; however, SG&A as a percent of net revenues improved to 53% from 64%, respectively.

    Focus on Growth of Grading Segment to Increase Profitability
    "I am very pleased with our second-quarter performance that shows year-over-year revenue growth and profit improvement from our grading and authentication segment," commented Chief Executive Officer Michael Haynes. "Now that we have made the decision to exit the collectible sales segment and reposition our strategy to focus on our vibrant business in grading and authentication, we expect to show profitable growth and more visible earnings going forward. We believe that every dollar of revenue generated will add to the bottom line."

    Financial Condition
    At December 31, 2003, Collectors Universe had cash and cash equivalents of $9.0 million compared with cash and cash equivalents of $4.5 million at fiscal year end June 30, 2003. Continuing operations provided net cash of $1.1 million during the six-month period ended December 31, 2002, compared with providing net cash of $807,000 in the six-month period ended December 31, 2003. This internally generated cash flow was derived primarily from operating profits, combined with collections of tax refunds and notes receivable.
    Inventories totaled $334,000 at December 31, 2003, compared with $180,000 at the end of fiscal 2003. Assets totaled $36.2 million at December 31, 2003, compared with $32.3 million at fiscal year end, and assets of discontinued operations accounted for $15.9 million and $16.4 million, respectively, of the total.
    Total stockholders' equity was $26.6 million at December 31, 2003, compared with $26.3 million at June 30, 2003. The Company currently has no debt to a commercial bank or other lender.

    Fiscal 2004 Outlook
    Haynes commented, "The decision to reposition our strategy and focus on our core competency in the grading and authentication businesses is motivated by the historical performance of those businesses and opportunities for future growth. Our founding premise in 1986 with our Professional Coin Grading Service (PCGS) brand was to serve rare coin collectors and commercial dealers as the independent third party to provide authenticity and grading opinions to enhance commerce. That principle has been successfully applied with our other grading and authentication brands -- Professional Sports Authenticator (PSA), PSA/DNA Authentication Services and in our newly developed Professional Stamp Experts (PSE). We believe that we have opportunities for profitable growth not only in the grading and authentication markets we now serve but also in other collectibles markets and that devoting our resources to that business segment will increase shareholder value."
    Mr. Haynes also stated that orderly disposition of the inventory and receivables assets in the collectibles sales segment is expected to free up a significant amount of cash, further strengthen the Company's ability to generate free cash flow, and reduce balance sheet risk considerably. "That said, we are aware that there are challenges as well as opportunities that will result from this decision," Haynes continued. "We have reduced our top line by over 50% and we must begin to rebuild revenues. Additionally, we will have to make sure that our cost structure is the appropriate size for our revenue base."
    Commenting on plans to rebuild revenues and reinvest cash flow, Haynes stated, "Our first goal is to demonstrate that our already profitable grading and authentication operations can continue to deliver profits on a consistent basis. This will go hand-in-hand with growing the business organically through market penetration, employing strategies such as our second-quarter initiatives where we added new experts to our team and expanded PSE and PSA/DNA into new, but related markets.
    "Next, we will look to put our cash to use by making select horizontal acquisitions to drive future growth. Although there are between 30 and 40 markets where collectibles are traded that would welcome the availability of third-party validation, we intend to pursue only the most attractive ones in a prudent manner. While our plans do not include expanding into other collectible markets before fiscal 2005, we will consider any advantageous acquisition opportunities that might arise during the current fiscal," Haynes added.

    Conference Call and Webcast
    Management will host a conference call and simultaneous webcast today at 2:00 p.m. Pacific/5:00 p.m. Eastern to discuss second-quarter fiscal 2004 operating performance. The conference call, featuring Chief Executive Officer Michael Haynes and Chief Financial Officer Mike Lewis, will be available live via the Internet. To listen to the live Internet webcast, log on to the Company's web site at www.collectors.com, click on 'Investor Home' under the Investor Information menu, and find the webcast link under 'Conference Calls.'
    An online replay will be available for 12 months on www.collectors.com, or a phone replay will be available through February 25, 2004, by dialing 303-590-3000 or 800-405-2236 and entering the passcode 568328#.

    About Collectors Universe
    Collectors Universe, Inc. is the leading provider of products and essential services to the high-end collectibles market. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company grades and authenticates collectible coins, sportscards, stamps, and autographs. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

    Forward-Looking Statements
    This news release contains statements regarding our expectations about our future financial performance that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Our actual results in the future may differ, possibly materially, from our current expectations as set forth in the forward looking statements contained in this release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: changes in general economic conditions, and changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-end collectibles, either of which could reduce the volume of grading submissions and, therefore, the grading fees we generate; potential losses on owned collectible merchandise or the need to adjust these inventories to fair market value through inventory write downs; our dependence on a limited number of key management personnel the loss of any of which could adversely affect future financial performance; and seasonality and potential fluctuations in quarterly operating results and quarterly cash flows. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, as filed with the Securities and Exchange Commission. In addition, although we believe that our strategy to exit the commerce segment of our business and focus substantially all of our resources on our grading and services segment will better enable us to achieve improvements in the profitability, there is no assurance that our strategy will prove to be successful. Among other things, one consequence of our strategy is that there will be a significant decline in our revenues. As a result, our profitability will suffer if we are unable to reduce our general and administrative expenses to bring them in line with our lower revenue base. Also, there is a practical limit on the amount by which expenses can be reduced as a means of improving profitability. As a result, our success in the future will depend as well on our ability to achieve internal growth in our grading businesses and to find and take advantage of opportunities to acquire other businesses that provide value added services to the collectibles markets. There is no assurance that we will be able to achieve such growth and growth by acquisition presents a number of risks including an inability to integrate newly acquired businesses into existing operations successfully.
    These forward-looking statements are made only as of the date of this news release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.


                    COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                 Three Months Ended       Six Months Ended
                               December    December    December   December
                                  31,         31,         31,        31,
                                 2003        2002        2003       2002

    Net revenues                $5,753      $4,123     $11,765     $9,233
    Cost of revenues             2,107       1,677       4,331      3,517
      Gross profit               3,646       2,446       7,434      5,716
    Selling, general and
     administrative expenses     3,167       2,920       6,258      5,892
      Operating income (loss)      479        (474)      1,176       (176)
    Interest income, net             7          11          14         21
    Other (expenses) income        (12)          9         (19)         8
    Income (loss) before
     income taxes                  474        (454)      1,171       (147)
    Provision (benefit)
     for income taxes              170        (584)        483       (450)
    Income from continuing
     operations before
     cumulative effect
     of change in
     accounting principle         $304        $130        $688       $303
    Cumulative effect of
     change in accounting
     principle, net of
     income taxes of $27            --          --          --        (56)
    Loss from operations
     of discontinued
     operations, net of
     income taxes                 (782)       (579)       (735)    (9,373)
    Net loss                     $(478)      $(449)       $(47)   $(9,126)

    Net income (loss)
     per basic share:
      Income from continuing
       operations before
       cumulative effect
       of accounting change      $0.05       $0.02       $0.11      $0.05
      Cumulative effect of
       accounting change,
       net of income taxes          --          --          --      (0.01)
      Loss from operations
       of discontinued
       operations, net of
       income taxes              (0.13)      (0.09)      (0.12)     (1.52)
      Net loss                  $(0.08)     $(0.07)     $(0.01)    $(1.48)

    Net income (loss)
     per diluted share:
      Income from continuing
       operations before
       cumulative effect
       of accounting change      $0.05       $0.02       $0.11      $0.05
      Cumulative effect of
       accounting change,
       net of income taxes          --          --          --      (0.01)
      Loss from operations
       of discontinued
       operations, net of
       income taxes              (0.13)      (0.09)      (0.12)     (1.50)
      Net loss                  $(0.08)     $(0.07)     $(0.01)    $(1.46)

    Weighted average shares
     outstanding:
      Basic                      6,167       6,129       6,164      6,172
      Diluted                    6,391       6,219       6,343      6,264

    * All share and per share data have been adjusted for the one-for-four reverse stock split effective December 9, 2002.


                    COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    as of December 31, 2003 and June 30, 2003
                        (in thousands, except share data)
                                   (unaudited)

                                                   December 31,    June 30,
                                                       2003          2003
    ASSETS
    Current assets:
      Cash and cash equivalents                       $8,959         $4,482
      Accounts receivable, net of allowance
       for doubtful accounts of $36 (December)
       and $29 (June)                                    395            454
      Inventories, net                                   334            180
      Prepaid expenses and other                         610            638
      Refundable income taxes                            963          1,183
      Deferred income taxes                            1,066          1,066
      Current assets of discontinued operations
       held for sale                                  15,636         15,947
        Total current assets                          27,963         23,950
    Property and equipment, net                        1,323          1,262
    Deferred income taxes                              6,467          6,467
    Other assets                                         111            194
    Non-current assets of discontinued
     operations held for sale                            305            418
                                                     $36,169        $32,291
    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                                  $677           $917
      Accrued liabilities                                980          1,253
      Accrued compensation and benefits                  647            490
      Deferred revenue                                   923            777
      Current liabilities of discontinued
       operations held for sale                        5,875          2,144
        Total current liabilities                      9,102          5,581
    Deferred rent                                        401            391
    Other long-term liabilities                           17             --
    Commitment and contingencies
    Stockholders' equity:
      Preferred stock, $.001 par value;
       5,000 shares authorized; no shares
       issued or outstanding                              --             --
      Common stock, $.001 par value;
       40,000 shares authorized; issued 6,221
       at December 31, 2003 and 6,255
       at June 30, 2003                               41,281         40,904
      Accumulated deficit                            (13,611)       (13,564)
      Treasury stock, at cost (125 shares)            (1,021)        (1,021)
        Total stockholders' equity                    26,649         26,319
                                                     $36,169        $32,291


                    COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (in thousands, except share data)
                                   (unaudited)

                                                         Six Months Ended
                                                           December 31,
                                                        2003           2002
    OPERATING ACTIVITIES:
      Income from continuing operations                 $688           $247
      Adjustments to reconcile income from
       continuing operations to net cash
       provided by operating activities:
        Depreciation and amortization                    338            346
        Loss on disposal of fixed assets                  23              5
        Cumulative effect of accounting change            --             56
        Interest on note receivable from an officer       --             (5)
        Provision for doubtful accounts                   32             19
        Deferred income taxes                             --           (174)
      Changes in operating assets and liabilities:
        Accounts receivable                               27            284
        Inventories                                     (154)            88
        Prepaid expenses and other assets                 28            (21)
        Refundable income taxes                          220            226
        Other assets                                      83            (47)
        Accounts payable and accrued liabilities        (356)          (349)
        Deferred revenue                                 146             34
        Deferred rent                                     10             98
        Other long-term liabilities                       17             --
          Net cash provided by operating activities    1,102            807
    INVESTING ACTIVITIES:
      Capital expenditures                              (427)           (79)
      Collections on notes receivables                    --             22
      Proceeds from sale of fixed assets                   5             --
          Net cash used in investing activities         (422)           (57)
    FINANCING ACTIVITIES:
      Proceeds from employee stock purchase plan          29              8
      Proceeds from exercise of stock options            348              2
          Net cash provided by financing activities      377             10

    Discontinued Operations:
      Net cash provided by operations of
       discontinued operations                         3,420            926

    Net increase in cash and cash equivalents          4,477          1,686
    Cash and cash equivalents at beginning of period   4,482          4,947
    Cash and cash equivalents at end of period        $8,959         $6,633

    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Interest paid                                        $--            $--
    Income taxes paid                                    $11           $326

    SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:
    During the six months ended December 31, 2002, an officer of the Company transferred to the Company 130,207 shares of the Company's common stock owned by him, with a fair value of $386,000 in full satisfaction of the then outstanding balance on a note receivable due from the officer.

    In connection with the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the Company completed the impairment test and concluded that substantially all of its goodwill was impaired, resulting in an impairment charge, recorded in the six months ended December 31, 2002, of $56,000 (net of tax effect of $27,000) as a cumulative effect of accounting change and $8,917,000 (net of taxes of $4,484,000) as a cumulative effect of accounting change included in operations from discontinued operations.

SOURCE  Collectors Universe, Inc.
    -0-                             02/18/2004
    /CONTACT: Michael Lewis, Chief Financial Officer of Collectors Universe, Inc., +1-949-567-1375, lewism@collectors.com; or Investor/Analyst Information, Brandi Piacente of Financial Relations Board, +1-415-248-3430, bpiacente@financialrelationsboard.com, for Collectors Universe, Inc./
    /Web site:  http://www.collectors.com /
    (CLCT)

CO:  Collectors Universe, Inc.
ST:  California
IN:  REA HOU
SU:  ERN CCA ERP